EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Anixter International Inc.
List of Subsidiaries as of December 31, 2010

Jurisdiction of
Company Name	Incorporation
Anixter Inc.	Delaware
Accu-Tech Corporation	Georgia
Anixter Australia Pty. Ltd.	Australia
ALLNET Technologies Pty. Ltd.	Australia
Anixter (Barbados) SRL	Barbados
Anixter Cables y Manufacturas, S.A. de C.V.	Mexico
Anixter Chile S.A.	Chile
Anixter Colombia S.A.S.	Colombia
Anixter Costa Rica S.A.	Costa Rica
Anixter do Brasil Ltda.	Brazil
Anixter Dominicana, S.A.	Dominican Republic
Anixter Information Systems Corporation	Illinois
Anixter Jamaica Limited	Jamaica
Anixter New Zealand Limited	New Zealand
Anixter Panama, S.A.	Panama
Anixter Peru, S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Procurement Corporation	Illinois
Anixter Puerto Rico, Inc.	Delaware
Anixter Real-Estate Inc.	Illinois
Anixter Receivables Corporation	Delaware
Anixter Venezuela Inc.	Delaware
Anixter Financial Inc.	Delaware
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter India Private Limited	India
Anixter Japan KK	Japan
Anixter Singapore Pte. Ltd.	Singapore
Anixter Thailand Inc.	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter International (Qingdao) Trading Company Limited	China
Anixter Communications (Shanghai) Co. Limited	China
Anixter Holdings, Inc.	Delaware
Anixter Argentina S.A.	Argentina
Servicios Anixter, S.A. de C.V.	Mexico
XpressConnect Supply Inc.	Delaware
Anixter (CIS) LLC	Russia
Anixter U.S. LLC	Delaware
Anixter Eurofin B.V.	The Netherlands
Anixter Finance	United Kingdom
Anixter Canco Inc.	Canada
Anixter Canadian Holdings ULC	Canada

Jurisdiction of
Company Name	Incorporation
Anixter Canada Inc.	Canada
WireXpress Ltd.	Canada
Anixter Holdings Mexico LLC	Delaware
Anixter de Mexico, S.A. de C.V	Mexico
Anixter Fasteners de Mexico, S de RL de CV	Mexico
Anixter Logistica y Servicios S.A. de C.V.	Mexico
XpressConnect Supply Mexico, S.A. de C.V.	Mexico
Eurinvest Cooperatief U.A.	The Netherlands
Eurinvest B.V.	The Netherlands
Anixter Belgium B.V.B.A.	Belgium
Anixter España S.L.	Spain
Anixter Fasteners Deutschland GmbH	Germany
Camille Gergen Bulgaria EOOD	Bulgaria
Anixter France SARL	France
Sofrasar s.r.o.	Czech Republic
GU-GE Xing Fasteners Trade Co., Ltd. Shanghai	China
Anixter Italia S.r.l.	Italy
AGL Logistic S.r.l.	Italy
Anixter Morocco SARL AU	Morocco
Anixter Nederland B.V.	The Netherlands
Anixter Switzerland Sàrl	Switzerland
XpressConnect Holdings B.V.	The Netherlands
XpressConnect International B.V.	The Netherlands
XpressConnect Supply do Brasil Ltda	Brazil
XpressConnect Supply B.V.B.A.	Belgium
XpressConnect Supply Colombia S.A.S.	Colombia
Xpress Connect Supply Hong Kong Limited	Hong Kong
Anixter International Limited	United Kingdom
Anixter Holdings Unlimited	United Kingdom
Anixter Limited	United Kingdom
Anixter Distribution Ireland Limited	Ireland
Anixter Pension Trustees Limited	United Kingdom
Anixter (U.K.) Limited	United Kingdom
Anixter Middle East FZE	United Arab Emirates
Total Supply Solutions Limited	United Kingdom
Component Logistics s.r.o	Czech Republic
Component Industries Limited	United Kingdom
Component Logistics Limited	United Kingdom
Diss Fasteners Limited	United Kingdom
W H Fluidpower Limited	United Kingdom
Eagerport Limited	United Kingdom
Infast Group Limited	United Kingdom
Haden Drysys S.A.	Spain
HMH Pension Trustees Limited	United Kingdom
HMH Fasteners Limited	United Kingdom
Industrial Fastener Supplies	United Kingdom
Infast Subsidiary No. 2 Limited	United Kingdom

Jurisdiction of
Company Name	Incorporation
B.E.L. Corporation	Delaware
Anixter Eurotwo Holdings B.V.	The Netherlands
Anixter Danmark A.S.	Denmark
Anixter Deutschland GmbH.	Germany
Anixter Hungary Ltd.	Hungary
Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.	Turkey
Anixter Greece Network Systems One Shareholder L.L.C. (formerly
Anixter Network Systems Greece L.L.C.)	Greece
Anixter Norge A.N.S.	Norway
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Sverige AB	Sweden
Anixter Austria GmbH	Austria
Anixter Czech a.s.	Czech Republic
Anixter Slovakia s.r.o.	Slovak Republic
Clark Security Products Inc.	Delaware
GL Acquisition Corporation	Delaware
Itel Corporation	Delaware
Itel Container Ventures Inc.	Delaware
ICV GP Inc.	Delaware
Itel Rail Holdings Corporation	Delaware
Green Bay & Western Railroad Company	Wisconsin
Michigan & Western Railroad Company	Michigan
Rex Railways, Inc.	New Jersey
Signal Capital Corporation	Delaware
Richdale, Ltd.	Delaware
Signal Capital Projects, Inc.	Delaware